SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                -------------------


                                     Form 8-K

                                  Current Report

                        Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934


                          Date of Report: October 18, 2001




Commission          Exact name of registrant as specified in its charter  State of       I.R.S. Employer
File Number         and principal office address and telephone number     Incorporation  I.D. Number

1-14514             Consolidated Edison, Inc.                             New York       13-3965100
                    4 Irving Place, New York, New York 10003
                    (212) 460-4600

1-1217              Consolidated Edison, Comapny of New York, Inc.        New York       13-5009340
                    4 Irving Place, New York, New York 10003
                    (212) 460-4600


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

Third Quarter Earnings

On October 18, 2001, Consolidated Edison, Inc. ("Con Edison") and Consolidated Edison Company of New York, Inc. ("Con Edison of New York") reported unaudited net income for common stock as follows:

                         Three Months Ended                  Twelve Months Ended
(Millions of Dollars)        September 30                        September 30
-------------------------------------------------------------------------------

                         2001           2000              2001             2000

Con Edison               $277           $280              $603             $658

Con Edison of New York    269            266               598              643

Net income for the 12 months ended September 30, 2001 and three and 12 months ended September 30, 2000 included after-tax charges of approximately $46.8 million, $18.2 million and $37.7 million, respectively, for replacement power costs related to an outage of the company's nuclear generating unit (which it sold in September 2001). Net income for the three and 12 months ended September 30, 2001 reflect electric rate reductions in October 2000 and April 2001. See "State Regulatory Matters - Electric" in Item 7 of the company's Annual Report on Form 10-K for the year ended December 31, 2000.

World Trade Center Attack

Con Edison of New York estimates that it will incur approximately $400 million of costs for emergency response, temporary restoration and permanent replacement of electric, gas and steam transmission and distribution facilities damaged as a result of the September 11, 2001 attack on the World Trade Center. Most of the costs are expected to be capital in nature. The company estimates that approximately $65 million of the costs will be covered by its insurers. The company is seeking Federal reimbursement of the costs. At September 30, 2001, the company had incurred $50 million of such costs, of which $12 million has been capitalized as utility plant and $38 million deferred as a regulatory asset.

A number of buildings to which Con Edison of New York supplied utility service were destroyed or severely damaged as a result of the attack. Annual net after-tax revenues in 2000 for electric, gas and steam services to these buildings was approximately $15 million.

Forward-Looking Statements

This report includes forward-looking statements, which are statements of future expectations and not facts. Words such as "estimates," "expects" and similar expressions identify forward-looking statements. Actual results or developments might differ materially from those included in the forward-looking statements because of factors such as those discussed under the caption "Forward-Looking Statements" in Item 7 of the company's Form 10-K.




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                                     SIGNATURE





      Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONSOLIDATED EDISON, INC.

                                    CONSOLIDATED EDISON COMPANY
                                      OF NEW YORK, INC.



                                    By    JOAN S. FREILICH
                                          Joan S. Freilich
                                          Executive Vice President
                                             and Chief Financial Officer
DATE:  October 18, 2001